Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-265688 and No. 333-286896) and Form S-8 (Nos. 333-235595, 333-219643, 333-64702, 333-62683, 333-36973, 333-24039, 333-18383, 333-69805, 333-69714, 333-111456, 333-172387, 333-172388, 333-271466, and 333-293208) of our reports dated February 27, 2026, with respect to the consolidated financial statements of FMC Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Philadelphia, Pennsylvania
February 27, 2026